Exhibit 99.2 4Q18 Quarterly Supplement January 15, 2019 © 2019 Wells Fargo & Company. All rights reserved.

Table of contents 4Q18 Results Appendix 4Q18 Highlights Pages 2 Real estate 1-4 family mortgage portfolio 28 4Q18 Earnings 3 Consumer credit card portfolio 29 2018 year-over-year results 4 Auto portfolios 30 Balance Sheet and credit overview (linked quarter) 5 Student lending portfolio 31 Income Statement overview (linked quarter) 6 Trading-related revenue 32 Loans 7 Noninterest expense analysis (reference for slides 16-17) 33 Commercial loan trends 8 Common Equity Tier 1 (Fully Phased-In) 34 Consumer loan trends 9 Average deposit trends and costs 10 Return on average tangible common equity Deposit beta experience 11 (ROTCE) 35 Period-end deposit trends 12 Forward-looking statements and Net interest income 13 additional information 36 Noninterest income 14 Noninterest expense and efficiency ratio 15 Noninterest expense – linked quarter 16 Noninterest expense – year over year 17 Delivered on 2018 expense target and on track for 2019 and 2020 18 Efficiency actions included in the 2018 results 19 Community Banking 20 Community Banking metrics 21-22 Wholesale Banking 23 Wealth and Investment Management 24 Credit quality 25 Capital 26 Financial results reported in this document are preliminary. Final financial results and other disclosures will be reported in our Annual Report on Form 10-K for the year ended December 31, 2018, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information. Wells Fargo 4Q18 Supplement 1

4Q18 Highlights Earnings . Net income of $6.1 billion and diluted EPS of $1.21 . Return on assets (ROA) = 1.28% Returns . Return on equity (ROE) = 12.89% . Return on average tangible common equity (ROTCE) (1) = 15.39% . Positive business momentum with strong customer activity - Linked quarter (LQ) growth in average and period-end loan and deposit balances • Period-end commercial & industrial loans grew 4% LQ and 5% year-over-year (YoY) - Primary consumer checking customers (2) up 1.2% YoY; the previously disclosed sale of 52 branches which closed in 4Q18 reduced the growth rate by 0.5% - Increased debit and credit card usage YoY • Debit card point-of-sale (POS) purchase volume (3) up 8% and consumer general purpose credit card POS purchase volume up 5% - Higher loan originations in auto, small business, home equity, and student lending YoY Highlights • Consumer auto originations of $4.7 billion, up 9% YoY • Home equity originations of $673 million, up 14% YoY • Small business (4) originations of $595 million, up 19% YoY • Student loan originations of $258 million, up 16% YoY . Met our 2018 expense target . Solid credit quality and high levels of capital and liquidity . Returned $8.8 billion to shareholders through common stock dividends and net share repurchases, 2.2x 4Q17 shareholder return of $4.0 billion - Total common shares outstanding down 6% YoY (1) Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. See page 35 for additional information, including a corresponding reconciliation to GAAP financial measures. (2) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit; reported on a one-month lag from reported quarter-end so as of November 2018 compared with November 2017. (3) Combined consumer and business debit card purchase volume dollars. (4) Includes credit card, lines of credit and loan products (primarily under $100,000 sold through our retail bank branches). Wells Fargo 4Q18 Supplement 2

4Q18 Earnings . Earnings of $6.1 billion and diluted Wells Fargo Net Income ($ in millions, except EPS) earnings per common share (EPS) of $1.21 included: 6,151 6,007 6,064 - $614 million gain on the sale of $1.6 billion of Pick-a-Pay PCI mortgage loans (recognized in 5,136 5,186 all other noninterest income) - $432 million of operating losses which included a $175 million accrual for an agreement reached with all State AGs and $1.21 D.C. for previously disclosed retail sales $1.16 $1.13 practices, auto and mortgage rate lock matters (operating losses) $0.96 $0.98 - $372 million negative net non-interest rate- related valuation adjustments to mortgage servicing rights (MSRs) driven by market observations (mortgage banking) - $200 million reserve release (1) (provision for credit losses) - Net gains from equity securities included a negative $452 million of deferred 4Q17 1Q18 2Q18 3Q18 4Q18 compensation plan investment results which Diluted earnings per common share are P&L neutral and largely offset in lower employee benefits expense (net gains from equity securities) - An effective income tax rate of 13.7%, which included $158 million of net discrete income tax benefits, and a $137 million benefit (1) Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs, while reserve release represents the amount by which related to revisions to our full year 2018 net charge-offs exceed the provision for credit losses. effective income tax rate made in the quarter Wells Fargo 4Q18 Supplement 3

2018 year-over-year results Revenue Noninterest Expense Common Equity Tier 1 Ratio ($ in billions) ($ in billions) (CET1) (fully phased-in) (1) 88.4 12.0% 86.4 11.7% 58.5 56.1 2017 2018 2017 2018 4Q17 4Q18 Net Interest Income ($ in billions) Provision Expense ($ in millions) Period-end Common Shares and Net Interest Margin (%) and Net Charge-off Rate (%) Outstanding (shares in millions) 49.6 50.0 2,528 4,891.6 1,744 4,581.3 2.87% 2.91% 0.31% 0.29% 2017 2018 2017 2018 4Q17 4Q18 1 2 (1) 4Q18 capital ratio is a preliminary estimate. Fully phased-in capital ratios are calculated assuming the full phase-in of the Basel III capital rules. See page 34 for additional information regarding the Common Equity Tier 1 capital ratio. Wells Fargo 4Q18 Supplement 4

Balance Sheet and credit overview (linked quarter) Loans . Up $10.8 billion on higher commercial & industrial loans, credit card loans, and consumer real estate first mortgage loans - Commercial loans up $11.5 billion as growth in commercial & industrial loans was partially offset by a decline in commercial real estate loans - Consumer loans down $709 million and included $1.6 billion of Pick-a-Pay PCI loan sales Cash and short-term . Up $10.5 billion on growth in deposits and long-term debt investments Debt and equity . Trading assets down $3.4 billion on lower equity securities held for trading securities . Debt securities (AFS and HTM) up $7.6 billion as ~$16.9 billion of gross purchases, primarily U.S. Treasury and agency mortgage-backed securities (MBS) in the available for sale portfolio, were partially offset by run-off and sales Deposits . Up $19.6 billion on growth in both commercial and consumer balances Short-term borrowings . Up $336 million Long-term debt . Up $7.7 billion as $16.0 billion in new FHLB advances and other issuances were partially offset by maturities Total stockholders’ . Down $2.6 billion to $196.2 billion equity . Common shares outstanding down 130.3 million shares on net share repurchases of $6.8 billion Credit . Net charge-offs of $721 million, or 30 bps of average loans (annualized) . Nonperforming assets of $6.9 billion, down $289 million on both lower commercial and consumer nonaccruals . $200 million reserve release reflected continued improvement in the credit quality of the loan portfolio Period-end balances. All comparisons are 4Q18 compared with 3Q18. Wells Fargo 4Q18 Supplement 5

Income Statement overview (linked quarter) Total revenue . Revenue of $21.0 billion, down $961 million, or 4% Net interest income . NII up $72 million; NIM stable at 2.94% Noninterest income . Noninterest income down $1.0 billion - Mortgage banking down $379 million driven by lower net mortgage servicing income which included $372 million negative net non-interest rate-related valuation adjustments to MSRs, as well as lower gains on mortgage origination activity driven by seasonally lower originations and a lower residential HFS production margin - Market sensitive revenue (1) down $591 million and included $395 million lower net gains from equity securities as higher gains from venture capital and private equity partnerships were more than offset by $570 million lower deferred compensation gains (P&L neutral), as well as lower net gains on trading, and lower net gains on debt securities Noncontrolling interest . Minority interest up $11 million reflecting higher equity gains from venture capital and (reduces net income) private equity partnerships Noninterest expense . Noninterest expense down $424 million - Personnel expense down $587 million driven by $557 million lower deferred compensation expense (P&L neutral) - FDIC and other deposit assessments down $183 million reflecting the completion of the FDIC special assessment - Operating losses down $173 million - Typically higher 4Q expenses included: • Outside professional services expense up $82 million • Advertising and promotion expense up $31 million • Travel and entertainment expense up $27 million Income tax expense . 13.7% effective income tax rate included $158 million of net discrete income tax benefits primarily related to the results of state income tax audits and incremental state tax credits, and a $137 million benefit related to revisions to our full year 2018 effective income tax rate; full year 2018 effective income tax rate of 20.2% (18% before discrete items) . Currently expect the effective income tax rate for full year 2019 to be ~18%, excluding the impact of any unanticipated discrete items All comparisons are 4Q18 compared with 3Q18. (1) Consists of net gains from trading activities, debt securities and equity securities. Wells Fargo 4Q18 Supplement 6

Loans

Average Loans Outstanding
($ in billions)


951.8
951.0
944.1
939.5
946.3
4.35%
4.50%
4.64%
4.72%
4.79%
4Q17
1Q18
2Q18
3Q18
4Q18
Total average loan yield

Period-end Loans Outstanding
($ in billions)


956.8
947.3
944.3
942.3
953.1
4Q17
1Q18
2Q18
3Q18
4Q18

Average

- Total average loans of $946.3 billion, down $5.5 billion, or 1%, YoY and up $6.8 billion, or 1%, LQ
  - Commercial loans up $7.7 billion LQ on higher commercial & industrial loans
  - Consumer loans down $835 million LQ as growth in nonconforming first mortgage loans and credit card loans was more than offset by declines in legacy consumer real estate portfolios including Pick-a-Pay and junior lien mortgage loans due to run-off and sales, as well as lower auto loans
- Total average loan yield of 4.79%, up 7 bps LQ reflecting the repricing impacts of higher interest rates

Period-end

- Total period-end loans of $953.1 billion, down $3.7 billion YoY driven by declines in legacy consumer real estate portfolios including Pick-a-Pay and junior lien mortgages, as well as lower auto loans and lower commercial real estate loans
  - Strategic sales and transfers to held-for-sale (HFS) of Pick-a-Pay loans and Reliable Financial Services Inc. (Reliable) consumer auto and commercial loans totaled $8.4 billion in 2018
- Total period-end loans up $10.8 billion LQ as higher commercial loans were partially offset by lower consumer loans
  - Please see pages 8 and 9 for additional information

Wells Fargo 4Q18 Supplement
7

Commercial loan trends Commercial loans up $10.0 billion YoY and up $11.5 billion LQ: ($ in billions, Period-end balances) B= billion, MM = million Commercial and industrial (C&I) loans up $12.2 billion LQ on broad-based, diversified growth Commercial and Industrial 370 Including… …partially offset by declines of: . $11.3B in Corporate & Investment . $236MM in Commercial Banking 350 Banking on lower Government & - $4.0B in Wells Fargo Securities on Institutional Banking 330 growth in Asset Backed Finance reflecting strength in subscription, 310 corporate and consumer finance businesses 290 - $5.8B in Corporate Banking driven by tech/media/telecom, healthcare and 270 energy including M&A financing - $1.5B in Financial Institutions driven 250 4Q17 3Q18 4Q18 by seasonal short-term trade finance . $607MM in WF Auto – Commercial on seasonally higher dealer floor plan utilization . $278MM in Commercial Capital driven Commercial Real Estate 160 by seasonal strength in Commercial Distribution Finance 150 Commercial real estate loans down $583 million LQ reflecting 140 continued credit discipline in a competitive, highly liquid 130 financing market . CRE construction down $1.2 billion reflecting cyclicality of commercial real 120 estate construction projects 110 . CRE mortgage up $611 million due to slower run-off/amortization of portfolios purchased in prior years, as well as modest origination growth 100 4Q17 3Q18 4Q18 Wells Fargo 4Q18 Supplement 8

Consumer loan trends

Consumer loans down $13.7 billion YoY and included $8.1 billion of strategic sales and transfers to held-for-sale of Pick-a-Pay loans and Reliable consumer auto loans; down $709 million LQ and included $1.6 billion of Pick-a-Pay PCI loan sales

($ in billions, Period-end balances)
B= billion, MM = million



Consumer Real Estate
1-4 Family First &
Junior Lien Mortgage
300
250
200
150
100
50
0
4Q17
3Q18
4Q18
1-4 Family First
Junior Lien

- First mortgage loans up $1.0B YoY and up $792MM LQ
  - Nonconforming loan growth of $5.0B LQ driven by $9.8B of originations; excludes $562MM of originations designated as held for sale in anticipation of the future issuance of RMBS securities
  - Partially offset by a $2.4B LQ decline in Pick-a-Pay mortgage loans which included $1.6B of PCI loan sales
- Junior lien mortgage loans down $5.3B YoY and down $932 million LQ as continued paydowns more than offset new originations
  - Originations of junior lien mortgage loans up 14% YoY



Credit Card
40
36
32
28
24
20
4Q17
3Q18
4Q18

- Credit card up $1.0B YoY reflecting purchase volume growth and continued growth in the business, and up $1.2B LQ on seasonality



Automobile
65
60
55
50
45
40
35
30
4Q17
3Q18
4Q18

- Auto loans down $8.3B YoY and $1.0B LQ as paydowns were partially offset by originations
- Currently expect loan balances to begin growing by mid-2019



Other Revolving Credit
and Installment
40
36
32
28
24
20
4Q17
3Q18
4Q18

- Other revolving credit and installment loans down $2.1B YoY and down $776MM LQ on lower securities-based lending, student loans and personal loans and lines
  - Originations of student loans up 16% YoY

Wells Fargo 4Q18 Supplement 9

Average deposit trends and costs

Average Deposits and Rates
($ in billions)


1,311.6
1,266.4
1,268.9
367.5
359.0
354.6
944.1
907.4
914.3
0.28%
0.47%
0.55%
4Q17
3Q18
4Q18
Noninterest-bearing deposits
Interest-bearing deposits
Average deposit cost

Average

- Average deposits of $1.3 trillion, down $42.7 billion, or 3%, YoY reflecting lower Wholesale Banking deposits including actions taken in first half of 2018 to manage to the asset cap, as well as lower Wealth and Investment Management (WIM) deposits as customers allocated more cash to higher-rate alternatives
- Average deposits up $2.5 billion LQ as higher Wholesale Banking deposits were partially offset by lower consumer and small business banking deposits (includes WIM deposits)
  - $1.8 billion of deposits associated with the sale of 52 branches on 11/30/18
  - Noninterest-bearing deposits down $12.9 billion, or 4%, YoY and $4.4 billion LQ
  - Interest-bearing deposits down $29.8 billion, or 3%, YoY and up $6.9 billion LQ
- Average consumer and small business banking deposits (1) of $736.3 billion, down $21.2 billion, or 3%, YoY and down $7.2 billion, or 1%, LQ as consumers continued to move excess liquidity to higher-rate alternatives
- Average deposit cost of 55 bps, up 8 bps LQ and 27 bps YoY, driven by increases in Wholesale Banking and WIM deposit rates
  - Deposit betas continue to outperform expectations

(1) Total deposits excluding mortgage escrow and wholesale deposits (Wholesale Banking, and Corporate Treasury including brokered CDs).

Wells Fargo 4Q18 Supplement 10

Deposit beta experience . Deposit costs have trended higher with the increase in the Fed Funds rate and the delayed repricing from the prior rate moves. The cumulative beta over the last year was above the experience for the first 100 bps move 2.50 100% 90% and Fed 2.00 80% bearing Deposit - 2.29 70% 1.50 60% 38% cumulative beta since 4Q17 bearing Deposit Cost - 50% 1.00 40% Funds TargetRate (%) 30% Cost/ Change in Fed Funds TargetRate 0.50 32% cumulative beta since the 20% start of the cycle 0.77 10% 0.39 0.18 CumulativeChange beta (%) WFC Interest in = Quarterly Average WFC Interest WFC Average Quarterly 0.11 - 0% 4Q15 4Q16 4Q17 4Q18 Fed Funds Target Rate WFC Interest-bearing Deposit Cost Wells Fargo 4Q18 Supplement 11

Period-end deposit trends Period-end Deposits Period-end ($ in billions) . Period-end deposits of $1.3 trillion, down $49.8 1,336.0 1,266.6 1,286.2 billion, or 4%, YoY . Period-end deposits up $19.6 billion LQ - Wholesale Banking deposits up $10.6 billion, 482.2 429.7 419.1 or 3% - Corporate Treasury deposits including brokered 64.2 82.9 88.3 CDs, up $5.4 billion, or 7% 21.6 24.0 19.1 - Mortgage escrow deposits down $4.9 billion, or 20%, LQ primarily on lower origination activity - Consumer and small business banking deposits (1) 768.0 740.6 749.1 up $8.5 billion, or 1%, LQ and included: • Growth in Wealth & Investment Management deposits driven by higher retail brokerage sweep deposits, partially reflecting a change in our customers’ risk appetite, as well as higher private 4Q17 3Q18 4Q18 banking deposits Wholesale Banking • Declines in small business banking deposits were partially offset by growth in retail banking Corporate Treasury including brokered CDs consumer deposits Mortgage Escrow Consumer and Small Business Banking Deposits (1) (1) Total deposits excluding mortgage escrow and wholesale deposits (Wholesale Banking, and Corporate Treasury including brokered CDs). Wells Fargo 4Q18 Supplement 12

Net interest income . Net Interest Income Net interest income increased $331 million, or 3%, ($ in millions) YoY, and $72 million, or 1%, LQ; linked quarter increase reflected: 12,541 12,572 12,644 12,313 12,238 - Benefits of higher interest rates and favorable hedge ineffectiveness accounting results (1) - Partially offset by the impacts of the balance sheet mix and lower variable income . Average earning assets up $7.3 billion LQ: - Loans up $6.9 billion - Debt securities up $6.7 billion - Mortgage loans held for sale down $2.3 billion 2.93% 2.94% 2.94% - Short-term investments/fed funds sold down $2.3 2.84% 2.84% billion - Other earning assets down $628 million - Loans held for sale down $627 million - Equity securities down $490 million . NIM of 2.94% stable LQ as a benefit from higher interest rates and favorable hedge ineffectiveness 4Q17 1Q18 2Q18 3Q18 4Q18 accounting results were offset by the impacts of all Net Interest Margin (NIM) other balance sheet mix and lower variable income (1) Total hedge ineffectiveness accounting of $28 million in the quarter included $85 million in net interest income and $(57) million in other income. In 3Q18 total hedge ineffectiveness accounting was $35 million and included $26 million in net interest income and $9 million in other income. Wells Fargo 4Q18 Supplement 13

Noninterest income

($ in millions)	4Q18	vs 3Q18	vs 4Q17
Noninterest income			
Service charges on deposit accounts	$ 1,176	(2) %	(6)
Trust and investment fees:			
Brokerage advisory, commissions and other fees	2,345	-	(2)
Trust and investment management	796	(5)	(8)
Investment banking	379	(18)	(10)
Card fees	981	(4)	(2)
Other fees	888	4	(3)
Mortgage banking	467	(45)	(50)
Insurance	109	5	(51)
Net gains from trading activities	10	(94)	n.m.
Net gains on debt securities	9	(84)	(94)
Net gains from equity securities	21	(95)	(96)
Lease income	402	(11)	(12)
Other	753	19	35
Total noninterest income	$ 8,336	(11) %	(14)



9,737
9,696
9,012
9,369
8,336
4Q17
1Q18
2Q18
3Q18
4Q18

- Deposit service charges down $28 million LQ reflecting fee waivers for customers affected by natural disasters including the California wildfires and hurricanes on the East Coast, and a higher commercial earnings credit rate (ECR) offset
  - Consumer was 57% and commercial was 43% of total deposit service charges
  - ECR offset (results in lower fees for commercial customers) was up $10 million LQ and $35 million YoY
- Trust and investment fees down $111 million
  - Trust and investment management fees down $39 million on lower market valuations
  - Investment banking fees down $83 million on lower advisory, equity and debt underwriting
- Card fees down $36 million as higher credit card rewards redemption costs more than offset higher interchange fees on seasonally higher credit and debit card POS volumes
- Other fees up $38 million on higher loan fees and commercial real estate brokerage commissions
- Mortgage banking down $379 million
  - Servicing income down $281 million and included $372 million negative net non-interest rate-related valuation adjustments to MSRs driven by market observations
  - Net gains on mortgage loan originations down $98 million reflecting lower origination volumes and a lower residential HFS production margin
- Trading gains down $148 million (Please see page 32 for additional information)
- Gains from equity securities down $395 million as $570 million lower deferred compensation gains (P&L neutral) were partially offset by higher gains from venture capital and private equity partnerships
- Other income up $120 million and included a $117 million gain on the sale of 52 retail bank branches

Wells Fargo 4Q18 Supplement 14

Noninterest expense and efficiency ratio [1]

($ in millions)		4Q18	vs 3Q18		vs 4Q17
Noninterest expense					
Salaries	$	4,545	2	%	3
Commission and incentive compensation		2,427	-		(9)
Employee benefits		706	(49)		(45)
Equipment		643	1		6
Net occupancy		735	2		3
Core deposit and other intangibles		264	-		(8)
FDIC and other deposit assessments		153	(54)		(51)
Outside professional services [2]		843	11		(18)
Operating losses [2]		432	(29)		(88)
Other [2]		2,591	19		32
Total noninterest expense	$	13,339	(3)	%	(21)


16,800
15,042
13,982
13,763
13,339
76.2%
68.6%
64.9%
62.7%
63.6%
4Q17
1Q18
2Q18
3Q18
4Q18
Efficiency Ratio

- Noninterest expense down $424 million LQ
  - Personnel expense down $587 million
    - Salaries up $84 million on one additional payroll day in the quarter
    - Employee benefits expense down $671 million driven by $557 million lower deferred compensation expense (P&L neutral)
  - FDIC and other deposit assessments down $183 million reflecting the completion of the FDIC special assessment
  - Outside professional services [2] up $82 million on typically higher 4Q project spend and legal expense
  - Operating losses [2] down $173 million; operating losses in 4Q18 included a $175 million accrual for the agreement reached with all State AGs and D.C. for previously disclosed retail sales practices, auto and mortgage rate lock matters
  - Other expense [2] up $411 million driven by pension plan settlement expense, higher operating lease expense on leased asset impairment, typically higher 4Q expenses in advertising and promotion, and travel and entertainment, as well as higher insurance premiums and contract services expense
- 4Q18 efficiency ratio of 63.6%

(1) Efficiency ratio defined as noninterest expense divided by total revenue (net interest income plus noninterest income). Noninterest expense and our efficiency ratio may be affected by a variety of factors, including business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our business and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters.
(2) The sum of Outside professional services expense, operating losses and Other expense equals Other noninterest expense in the Consolidated Statement of Income, pages 19 and 20 of the press release.

Wells Fargo 4Q18 Supplement 15

Noninterest expense – linked quarter


($ in millions)
Down $424 million, or 3%, LQ driven by lower compensation and benefits expense
$15,000
$14,000
$13,000
$12,000
$11,000
$10,000
$9,000
$8,000
$13,763
($601)
Compensation & Benefits: Lower deferred compensation expense
$94
Revenue-related: Higher operating lease expense on leased asset impairment
$107
Third Party Services: Typically higher outside professional services and contract services expense
($121)
"Running the Business" – Non Discretionary: Lower FDIC expense and operating losses, partially offset by higher other expense including pension plan settlement expense and higher insurance premiums
$70
"Running the Business" – Discretionary: Typically higher advertising and promotion expense, and travel and entertainment expense, as well as higher postage, stationary and supplies expense
$27
Infrastructure: Higher occupancy and typically higher equipment expense
$13,339
3Q18
4Q18

For analytical purposes, we have grouped our noninterest expense into these six categories. Please see page 33 for additional information.

Wells Fargo 4Q18 Supplement 16

Noninterest expense – year over year



($ in millions)
Down $3.5 billion, or 21%, YoY driven by lower operating losses
$18,000
$17,000
$16,000
$15,000
$14,000
$13,000
$12,000
$11,000
$10,000
$9,000
$8,000
$16,800
($493)
Compensation & Benefits: Lower deferred compensation expense, partially offset by higher salaries expense driven by one additional payroll day in the quarter, and annual salary/wage increases, as well as broad-based restricted stock award to team members
($126)
Revenue-related: Lower commission and incentive compensation in WIM and Home Lending, partially offset by higher operating lease expense
($16)
Third Party Services: Lower professional services expense and outside data processing expense, partially offset by higher contract services expense
($2,914)
"Running the Business" – Non Discretionary: Includes $3.1 billion lower operating losses, and $159 million lower FDIC expense
$34
"Running the Business" – Discretionary: Higher advertising and promotion expense due to marketing campaign volumes, partially offset by lower travel and entertainment expense
$54
Infrastructure: Higher equipment expense and occupancy expense
$13,339
4Q17
4Q18

For analytical purposes, we have grouped our noninterest expense into these six categories. Please see page 33 for additional information.

Wells Fargo 4Q18 Supplement 17

Delivered on 2018 expense target and on track for 2019 and 2020 . Total noninterest expense in 2018 of $56.1 billion included $3.1 billion of operating losses . 2018 noninterest expense excluding $2.5 billion of operating losses in excess of $600 million = $53.6 billion, in line with the 2018 expense target of $53.5-54.5 billion provided at our 2018 Investor Day . 2019 – 2020 expense expectations exclude annual operating losses in excess of $600 million, such as litigation and remediation accruals and penalties Total Noninterest Expense Actual and Expectations ($ in billions) 56.1 53.5 - 54.5 52.0 – 53.0 2.5 50.0 – 51.0 53.6 2018 Actual 2018 Expectation 2019 Expectation 2020 Expectation 2018-2020 expectations exclude annual operating losses in excess of $600 million, such as litigation and remediation accruals and penalties Represents operating losses in excess of $600 million Wells Fargo 4Q18 Supplement 18

Efficiency actions included in the 2018 results

There are significant ongoing efforts being implemented across the company reflecting changing customer preferences and our focus on efficiency. Our goal is to realize sustainable cost reductions through operational excellence which is expected to reduce headcount 5-10%, as previously announced. 2018 headcount reductions included ~60% from voluntary team member attrition, and future reductions are also expected to come from a combination of voluntary attrition and displacements.

Centralization & Optimization

- Contact center of the future work focused on improved customer experience; consolidation of centers into hub locations; queue consolidation; technology simplification; 320 headcount reductions in 2018 with additional reductions expected in 2019
- Completed centralization of staff functions with focus on organizational rationalization and process improvement; 500 headcount reductions in 2018, with additional reductions expected in 2019
- Reduced spend through outsourcing non-core functions, e.g. print. Additional outsourcing opportunities expected in 2019

Running the Business

- Improved customer experience and team member productivity with the launch of our Online Mortgage Application
- Streamlined the retail mortgage sales organization, eliminating layers and reengineered the mortgage fulfillment process, reducing Home Lending headcount by 5,000 in 2018
- Restructured Wholesale Banking businesses to be more aligned around the customer, reducing duplicative functions, enabling greater consolidation of operations and applications, and completing acquisition. Over 1,500 headcount reduced in 2018 with additional reductions expected in 2019
- Auto lending transformation; streamlined processes, and centralized functions and locations; reduced headcount by 700 in 2018
- Branch staffing efficiencies resulting from changes in customer transaction preference, operational improvements and continued retail branch network optimization. Reduced branch headcount by over 2,800 in 2018 with additional reductions expected in 2019

Governance / Controls

- Reduced third party consulting spend through greater enterprise-wide oversight
- Introduced consistent approach to manager spans of controls across the company. In 2018, we reduced over 3,300 manager positions, with additional reductions expected in 2019
- Utilized a new activity-based expense approach to identify and reduce non-essential functions and expenses
- Continued to drive more efficient project spend through rigorous investment prioritization process
- Established location guidelines for domestic non-customer facing team members

Wells Fargo 4Q18 Supplement 19

Community Banking

($ in millions)		4Q18	vs 3Q18		vs 4Q17
Net interest income	$	7,340	-	%	1
Noninterest income		4,121	(8)		(8)
Provision for credit losses		534	(2)		(16)
Noninterest expense		7,032	(6)		(31)
Income tax expense		637	(31)		n.m.
Segment net income	$	3,169	13	%	(9)
($ in billions)					
Avg loans, net	$	459.7	-		(3)
Avg deposits		759.4	-		3

	4Q18	3Q18	4Q17
Key Metrics:			
Total Retail Banking branches	5,518	5,663	5,861

($ in billions)		4Q18	3Q18		4Q17
Auto Originations	$	4.7	4.8		4.3
Home Lending					
Applications	$	48	57		63
Application pipeline		18	22		23
Originations		38	46		53
Residential HFS production margin (1)		0.89	0.97	%	1.25

(1) Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations.

- Net income of $3.2 billion, down 9% YoY primarily due to higher income tax expense, as 4Q17 included an income tax benefit from the 2017 Tax Cuts & Jobs Act, and up 13% LQ on lower operating losses and income tax expense

Key metrics

- See pages 21 and 22 for additional information
- 5,518 retail bank branches reflects 93 branch consolidations in 4Q18 and 300 branch consolidations in 2018; additionally, on November 30, we completed the previously announced sale of 52 branches
- Consumer auto originations of $4.7 billion, down 1% LQ due to the sale of Reliable and up 9% YoY reflecting high quality origination growth following transformational changes made to the business
- Mortgage originations of $38 billion (held-for-sale = $28 billion and held-for-investment = $10 billion), down 17% LQ and 28% YoY
  - 78% of originations were for purchases, compared with 81% in 3Q18 and 64% in 4Q17
  - Correspondent channel was 55% of total originations vs. 59% in 3Q18 and 57% in 4Q17
    - Correspondent channel has lower production margins than retail originations
  - 0.89% residential held for sale production margin (1), down 8 bps LQ primarily due to lower retail margins
    - Current expectations are for the 1Q19 production margin to be in the range realized over the past two quarters

Wells Fargo 4Q18 Supplement 20

Community Banking metrics Branch and Digital Activity vs. vs. (in millions, unless otherwise noted) 4Q18 3Q18 2Q18 1Q18 4Q17 3Q18 4Q17 Teller and ATM Transactions (1) 336.8 343.6 351.4 343.3 356.4 -2% -5% Digital (Online and Mobile) Secure Sessions (2) 1,851.1 1,824.2 1,675.0 1,576.5 1,547.3 1% 20% . Teller and ATM transactions (1) of 336.8 million in 4Q18, down 2% LQ and 5% YoY reflecting continued customer migration to digital channels . Total digital secure sessions (2) of 1,851.1 million, up 1% LQ and 20% YoY Customers and Active Accounts vs. vs. (in millions, unless otherwise noted) 4Q18 3Q18 2Q18 1Q18 4Q17 3Q18 4Q17 Digital (Online and Mo bile) Active Custo mers(2) 29.2 29.0 28.9 28.8 28.1 1% 4% Primary Consumer Checking Customers (2) (3) 23.9 24.0 23.9 23.7 23.6 -0.4% 1.2% Consumer General Purpose Credit Card Active Accounts (4)(5) 8.0 7.9 7.8 7.7 7.9 1% 1% . Digital (online and mobile) active customers (2) of 29.2 million, up 1% LQ and 4% YoY - Mobile active customers increased to 22.8 million, up 1% LQ and 7% YoY . Primary consumer checking customers (2) (3) of 23.9 million, down modestly LQ and up 1.2% YoY. The sale of 52 branches in 4Q18 reduced the number of primary consumer checking customers by 0.1 million and reduced the YoY growth rate by 0.5% . Consumer general purpose credit card active accounts (4) (5) of 8.0 million, up 1% both LQ and YoY driven by the July 2018 launch of our new Propel American Express® card (1) Teller and ATM transactions reflect customer transactions completed at a branch teller line or ATM and does not include customer interactions with a branch banker. Management uses this metric to help monitor customer traffic trends within the Company’s Retail Banking business. (2) Metrics reported on a one-month lag from reported quarter-end; for example, 4Q18 data as of November 2018 compared with November 2017. (3) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit. (4) Accounts having at least one POS transaction, including POS reversal, during the period. (5) Credit card metrics shown in the table are for general purpose cards only. Wells Fargo 4Q18 Supplement 21

Community Banking metrics

Balances and Activity (in millions, unless otherwise noted)		4Q18	3Q18	2Q18	1Q18	4Q17	vs. 3Q18	vs. 4Q17
Deposits ($ in billions)								
Consumer and Small Business Banking Deposits (Average)	$	736.3	743.5	754.0	755.5	757.5	-1%	-3%
Debit Cards [(1)]								
POS Transactions		2,249	2,235	2,222	2,071	2,120	1%	6%
POS Purchase Volume (billions)	$	89.8	87.5	87.5	81.9	83.2	3%	8%
Consumer General Purpose Credit Cards [(2)] ($ in billions)								
POS Purchase Volume	$	20.2	19.4	19.2	17.4	19.1	4%	5%
Outstandings (Average)		30.2	29.3	28.5	28.8	28.6	3%	6%

- Average consumer and small business banking deposit balances down 1% LQ and 3% YoY as consumers continued to move excess liquidity to higher rate alternatives
- Debit cards [(1)] and consumer general purpose credit cards [(2)]:
  - Point-of-sale (POS) debit card transactions up 1% LQ and up 6% YoY on stronger usage per account
  - POS debit card purchase volume up 3% LQ due to seasonality associated with holiday spending, and up 8% YoY on higher transaction volume
  - POS consumer general purpose credit card purchase volume up 4% LQ on seasonality, and up 5% YoY on higher transaction volume
  - Consumer general purpose credit card average balances of $30.2 billion, up 3% LQ and up 6% YoY on higher POS purchase volume

Customer Experience Survey Scores with Branch (period-end)	4Q18	3Q18	2Q18	1Q18	4Q17	vs. 3Q18		vs. 4Q17
Customer Loyalty	60.2%	58.5%	56.7%	59.2%	58.2%	173	bps	201
Overall Satisfaction with Most Recent Visit	78.7%	77.9%	76.6%	78.2%	78.0%	82		70

- More than 318,000 branch customer experience surveys completed during fourth quarter 2018 (over 1.4 million in 2018), with both ‘Customer Loyalty’ and ‘Overall Satisfaction with Most Recent Visit’ scores up LQ and YoY and reaching a 24-month high in December

(1) Combined consumer and business debit card activity.
(2) Credit card metrics shown in the table are for general purpose cards only.

Wells Fargo 4Q18 Supplement 22

Wholesale Banking

($ in millions)		4Q18	vs 3Q18		vs 4Q17
Net interest income	$	4,739	-	%	4
Noninterest income		2,187	(15)		(24)
Provision for credit losses		(28)	n.m.		n.m.
Noninterest expense		4,025	2		(4)
Income tax expense		253	(47)		(70)
Segment net income	$	2,671	(6)	%	13
($ in billions)					
Avg loans, net	$	470.2	2		1
Avg deposits		421.6	2		(9)

($ in billions)		4Q18		vs 3Q18		vs 4Q17
Key Metrics:						
Commercial card spend volume (1)	$	8.6		5	%	11
U.S. investment banking market share (2)		3.2	%			

- Net income of $2.7 billion, up 13% YoY on lower income tax expense and down 6% LQ reflecting lower noninterest income and higher expense
- Net interest income flat LQ as the benefit of higher deposits was offset by credit spread tightening
- Noninterest income down 15% LQ as lower trading gains, investment banking fees and other income was partially offset by higher loan fees and commercial real estate brokerage commissions
- Provision for credit losses decreased $54 million LQ on higher recoveries and lower loan losses
- Noninterest expense up 2% LQ driven by higher operating lease expense on leased asset impairment

Treasury Management

- Treasury management revenue down 1% YoY on lower new sales
- Commercial card spend volume (1) of $8.6 billion, up 11% YoY on increased transaction volumes primarily reflecting customer growth, and up 5% LQ

Investment Banking

- Full year 2018 U.S. investment banking market share of 3.2% (2) vs. full year 2017 of 3.6% (2) on declines in equity capital markets and loan syndication

(1) Includes commercial card volume for the entire company.
(2) Full year 2018. Source: Dealogic U.S. investment banking fee market share.

Wells Fargo 4Q18 Supplement 23

Wealth and Investment Management

($ in millions)	4Q18	vs 3Q18	vs 4Q17
Net interest income	$ 1,116	1 %	(3)
Noninterest income	2,841	(9)	(11)
Reversal of provision for credit losses	(3)	n.m.	(57)
Noninterest expense	3,044	(6)	(6)
Income tax expense	231	(5)	(44)
Segment net income	$ 689	(6) %	2
($ in billions)			
Avg loans, net	$ 75.2	1	3
Avg deposits	155.5	(3)	(16)

($ in billions, except where noted)	4Q18	vs 3Q18	vs 4Q17
Key Metrics:			
WIM Client assets [(1)] ($ in trillions)	$ 1.7	(9) %	(10)
Retail Brokerage			
Financial advisors	13,968	(1)	(4)
Advisory assets	$ 501	(11)	(8)
Client assets ($ in trillions)	1.5	(9)	(10)
Wealth Management			
Client assets	224	(7)	(10)
Wells Fargo Asset Management			
Total AUM [(2)]	466	(3)	(8)
Wells Fargo Funds AUM	193	(4)	(7)
Retirement			
IRA assets	373	(11)	(9)
Institutional Retirement Plan assets	364	(9)	(8)

(1) WIM Client Assets reflect Brokerage & Wealth assets, including Wells Fargo Funds holdings and deposits. (2) Wells Fargo Asset Management Total AUM not held in Brokerage & Wealth client assets excluded from WIM Client Assets.

- Net income of $689 million, up 2% YoY and down 6% LQ driven by lower noninterest income
- Net interest income up 1% LQ
- Noninterest income down 9% LQ largely driven by net losses from equity securities on deferred compensation plan investments of $218 million (P&L neutral), and lower asset-based fees
  - Retail brokerage advisory fees increased LQ, however this was more than offset by lower other asset-based fees driven by lower 4Q18 market valuations (Retail brokerage advisory fees were priced at the beginning of the quarter reflecting 9/30/18 market valuations)
- Noninterest expense down 6% LQ primarily driven by $216 million of lower deferred compensation plan expense (P&L neutral)

WIM Segment Highlights

- WIM total client assets of $1.7 trillion, down 10% YoY driven primarily by lower market valuations, as well as net outflows
- Average loan balances up 3% YoY largely due to growth in nonconforming mortgage loans
- 2018 closed referred investment assets (referrals resulting from the WIM/Community Banking partnership) of $10.1 billion were down 2% from 2017

Retail Brokerage

- Advisory assets of $501 billion, down 8% YoY driven primarily by lower market valuations, as well as net outflows

Wells Fargo Asset Management

- Total AUM [(2)] of $466 billion, down 8% YoY driven primarily by equity and fixed income net outflows, the removal of RockCreek assets under management due to the sale of WFAM's ownership stake in RockCreek, and lower market valuations, partially offset by higher money market fund net inflows

Wells Fargo 4Q18 Supplement 24

Credit quality


Provision Expense and Net Charge-offs
($ in millions)
651
751
191
741
452
602
580
680
521
721
0.31%
0.32%
0.26%
0.29%
0.30%
4Q17
1Q18
2Q18
3Q18
4Q18
Provision Expense
Net Charge-offs
Net Charge-off Rate


Nonperforming Assets
($ in billions)
8.3
7.9
7.6
7.2
7.0
0.6
0.6
0.5
0.5
0.5
7.6
7.3
7.1
6.7
6.5
4Q17
1Q18
2Q18
3Q18
4Q18
Nonaccrual loans (1)
Foreclosed assets

- Net charge-offs of $721 million, up $41 million LQ on higher consumer losses
- 0.30% net charge-off rate, up 1 bp LQ
  - Commercial losses of 10 bps, down 2 bps LQ on lower C&I net charge-offs and higher CRE recoveries
  - Consumer losses of 53 bps, up 6 bps LQ on seasonally higher credit card losses and other revolving credit and installment loan losses
- NPAs decreased $289 million LQ
  - Nonaccrual loans [1] decreased $218 million on a $110 million decline in commercial nonaccruals and a $108 million decline in consumer nonaccruals driven by consumer real estate
  - Foreclosed assets decreased $71 million
- $200 million reserve release reflected continued improvement in the credit quality of the loan portfolio
- Allowance for credit losses = $10.7 billion
  - Allowance covered 3.7x annualized 4Q18 net charge-offs

(1) Financial information for periods prior to December 31, 2018, has been revised to exclude mortgage loans held for sale, loans held for sale and loans held at fair value of $339 million, $360 million, $380 million and $390 million at September 30, June 30, and March 31, 2018 and December 31, 2017, respectively.

Wells Fargo 4Q18 Supplement 25

Capital Common Equity Tier 1 Ratio Capital Position (Fully Phased-In) (1) . Common Equity Tier 1 ratio (fully phased-in) of 11.7% at 12/31/18 (1) was well above the regulatory minimum and our internal target 12.0% 11.9% 12.0% 11.9% 11.7% of 10% Capital Return . Period-end common shares outstanding down 130.3 million shares, or 3%, LQ - Settled 142.7 million common share repurchases - Issued 12.4 million common shares including 3.9 million due to the exercise of expiring warrants . Accelerated capital return to shareholders - Returned $8.8 billion to shareholders in 4Q18, 2.2x shareholder return in 4Q17 • Net share repurchases of $6.8 billion, 3.3x net share repurchases in 4Q17 4Q17 1Q18 2Q18 3Q18 4Q18 Total Loss Absorbing Capacity (TLAC) Update Estimated . As of 12/31/2018, our eligible external TLAC as a percentage of total risk-weighted assets was 23.3% (2) compared with the required minimum of 22.0% (1) 4Q18 capital ratio is a preliminary estimate. Fully phased-in capital ratios are calculated assuming the full phase-in of the Basel III capital rules. See page 34 for additional information regarding the Common Equity Tier 1 capital ratio. (2) 4Q18 TLAC ratio is a preliminary estimate. Wells Fargo 4Q18 Supplement 26

Appendix

Real estate 1-4 family mortgage portfolio

($ in millions)		4Q18		3Q18
Real estate 1-4 family first mortgage loans:	$	285,065		284,273
Nonaccrual loans		3,183		3,267
as % of loans		1.12	%	1.15
Net charge-offs/(recoveries)	$	(22)		(25)
as % of average loans		(0.03)	%	(0.04)
Real estate 1-4 family junior lien mortgage loans:	$	34,398		35,330
Nonaccrual loans		945		983
as % of loans		2.75	%	2.78
Net charge-offs/(recoveries)	$	(10)		(9)
as % of average loans		(0.11)	%	(0.10)

- Pick-a-Pay PCI portfolio
  - Loans of $4.9 billion, down $1.9 billion LQ driven by $1.6 billion of loan sales
  - Accretable yield balance of $2.8 billion, down $1.4 billion LQ driven by PCI loan sales and accretion
    - Weighted average life of 5.5 years, flat LQ
    - 4Q18 accretable yield percentage of 11.47% expected to increase to ~11.49% in 1Q19
  - Nonaccretable balance of $376 million with no reclassification from nonaccretable to accretable in 4Q18

- First lien mortgage loans up $792 million LQ as growth in nonconforming mortgage loans was partially offset by paydowns and $1.6 billion of Pick-a-Pay PCI loan sales ($614 million gain)
  - Nonconforming mortgage loans increased $5.0 billion to $211.4 billion [(1)]
  - First lien home equity lines of $11.8 billion, down $282 million
- First lien credit performance
  - Nonaccrual loans down $84 million, or 3%, LQ
  - Net recovery of $22 million, down $3 million LQ
- Pick-a-Pay non-PCI portfolio
  - Loans of $11.2 billion, down 4% LQ primarily reflecting loans paid-in-full
  - Nonaccrual loans decreased $51 million, or 6%, LQ
- Junior lien mortgage loans down $932 million, or 3%, LQ as paydowns more than offset originations
  - Nonaccrual loans down $38 million, or 4%, LQ
  - Net recovery of $10 million, up $1 million LQ

Loan balances as of period-end.
(1) Nonconforming mortgages originated post February 2009.

Wells Fargo 4Q18 Supplement 28

Consumer credit card portfolio

($ in millions)		4Q18		3Q18
Credit card outstandings	$	39,025		37,812
Net charge-offs		338		299
as % of avg loans		3.54	%	3.22
30+ days past due	$	1,017		941
as % of loans		2.61	%	2.49
Key Metrics:				
Purchase volume	$	22,252		21,481
POS transactions (millions)		329		319
New accounts [(1)] (thousands)		449		539
POS active accounts (thousands) [(2)]		8,879		8,779

- Credit card outstandings up 3% LQ from seasonal holiday spend and up 3% YoY reflecting purchase volume growth as well as continued growth in the business
  - General purpose credit card outstandings up 4% LQ and 4% YoY
  - Purchase dollar volume up 4% LQ driven by holiday spend volume, and up 5% YoY on higher transaction volume
  - New accounts [(1)] down 17% LQ due to seasonality, and up 19% YoY reflecting the July 2018 launch of the new Propel American Express® card
    - 43% of new accounts were originated through digital channels, down from 45% in 3Q18 and up from 42% in 4Q17
- Net charge-offs up $39 million, or 32 bps, LQ driven by seasonality and up $2 million YoY
- 30+ days past due increased $76 million, or 12 bps, LQ on seasonality, and increased $37 million, or 3 bps, YoY

Loan balances as of period-end.
(1) Includes consumer general purpose credit card as well as certain co-brand and private label relationship new account openings.
(2) Accounts having at least one POS transaction, including POS reversal, during the period.

Wells Fargo 4Q18 Supplement 29

Auto portfolios

($ in millions)		4Q18		3Q18
Indirect Consumer:				
Auto outstandings	$	44,008		44,952
Nonaccrual loans		128		116
as % of loans		0.29	%	0.26
Net charge-offs	$	131		128
as % of avg loans		1.17	%	1.11
30+ days past due	$	1,490		1,370
as % of loans		3.39	%	3.05
Direct Consumer:				
Auto outstandings	$	1,061		1,123
Nonaccrual loans		2		2
as % of loans		0.19	%	0.18
Net charge-offs	$	2		2
as % of avg loans		0.61	%	0.71
30+ days past due	$	15		13
as % of loans		1.41	%	1.16
Commercial:				
Auto outstandings	$	11,281		10,647
Nonaccrual loans		15		30
as % of loans		0.13	%	0.28
Net charge-offs	$	2		1
as % of avg loans		0.06	%	0.05

Consumer Portfolio

- Auto outstandings of $45.1 billion, down 2% LQ and 16% YoY
  - 4Q18 originations of $4.7 billion, down 1% LQ due to the sale of Reliable, and up 9% YoY. Reliable auto originations were $212 million in 4Q17, $68 million in 3Q18 and $0 in 4Q18. The remaining auto originations were stable LQ and up 15% YoY reflecting our focus on growing high quality auto loans following the transformational changes we made to the business
- Nonaccrual loans increased $12 million LQ due to seasonality and were flat YoY
- Net charge-offs up $3 million LQ due to seasonality, and down $55 million YoY predominantly driven by lower loan outstandings and lower early losses from higher quality originations
- 30+ days past due increased $122 million LQ largely driven by seasonality, and decreased $371 million YoY largely driven by higher quality originations

Commercial Portfolio

- Loans of $11.3 billion, up 6% LQ on higher dealer floor plan utilization, and down 1% YoY

Loan balances as of period-end.

Wells Fargo 4Q18 Supplement 30

Student lending portfolio . $11.2 billion private loan outstandings, down 2% LQ and 6% YoY on higher paydowns/payoffs ($ in millions) 4Q18 3Q18 Private outstandings $ 11,220 11,463 - Average FICO of 764 and 81% of the total Net charge-offs 36 27 outstandings have been co-signed as % of avg loans 1.26% 0.92 - Originations increased 16% YoY 30+ days past due $ 190 182 . Net charge-offs increased $9 million LQ as % of loans 1.69% 1.59 due to seasonality of repayments and increased $1 million YoY . 30+ days past due increased $8 million LQ and decreased $3 million YoY Loan balances as of period-end. Wells Fargo 4Q18 Supplement 31

Trading-related revenue

($ in millions)		4Q18	3Q18	4Q17	Linked Quarter Change		Year-over-Year Change	
Trading-related revenue								
Net interest income	$	789	764	678	$ 25	3 %	$ 111	16 %
Net gains/(losses) on trading activities		10	158	(1)	(148)	(94)	11	n.m.
Trading-related revenue	$	799	922	677	$ (123)	(13) %	$ 122	18 %

- Trading-related revenue of $799 million was down $123 million, or 13%, LQ:
  - Net interest income increased $25 million, or 3%, reflecting increased customer demand for residential mortgage-backed securities (RMBS)
    - NII associated with the carry income on RMBS books have offsetting losses in net gains on trading activities (neutral to total trading-related revenue)
  - Net gains/(losses) on trading activities decreased $148 million driven by wider spreads in credit and asset-backed products, valuation adjustments on forward settling RMBS trades, and lower municipal bond trading results
- Trading-related revenue was up $122 million, or 18%, YoY:
  - Net interest income up $111 million, or 16%, largely driven by higher average trading assets predominantly reflecting increased customer demand for RMBS, as well as higher yields
    - NII associated with the carry income on RMBS books have offsetting losses in net gains on trading activities (neutral to total trading-related revenue)
  - Net gains/(losses) on trading activities up $11 million

Wells Fargo 4Q18 Supplement 32

Noninterest expense analysis (reference for slides 16-17) For analytical purposes, we have grouped our noninterest expense into six categories: Compensation & Benefits: Salaries, benefits and non-revenue-related incentive compensation Revenue-related: Incentive compensation directly tied to generating revenue; businesses with expenses directly tied to revenue (operating leases, insurance) Third Party Services: Expenses related to the use of outside parties, such as legal and consultant costs “Running the Business” – Non Discretionary: Expenses that are costs of doing business, including foreclosed asset expense and FDIC assessments “Running the Business” – Discretionary: Travel, advertising, postage, etc. Infrastructure: Equipment, occupancy, etc. Wells Fargo 4Q18 Supplement 33

Common Equity Tier 1 (Fully Phased-In)

Wells Fargo & Company and Subsidiaries
COMMON EQUITY TIER 1 UNDER BASEL III (FULLY PHASED-IN) (1)

(in billions, except ratio)			Estimated Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Total equity		$	197.1	199.7	206.1	205.9	208.1
Adjustments:							
Preferred stock			(23.2)	(23.5)	(25.7)	(26.2)	(25.4)
Additional paid-in capital on ESOP preferred stock			(0.1)	(0.1)	(0.1)	(0.1)	(0.1)
Unearned ESOP shares			1.5	1.8	2.0	2.6	1.7
Noncontrolling interests			(0.9)	(0.9)	(0.9)	(1.0)	(1.1)
Total common stockholders' equity			174.4	177.0	181.4	181.2	183.2
Adjustments:							
Goodwill			(26.4)	(26.4)	(26.4)	(26.4)	(26.6)
Certain identifiable intangible assets (other than MSRs)			(0.6)	(0.8)	(1.1)	(1.4)	(1.6)
Other assets (2)			(2.2)	(2.1)	(2.2)	(2.4)	(2.2)
Applicable deferred taxes (3)			0.8	0.8	0.9	0.9	1.0
Investment in certain subsidiaries and other			0.4	0.4	0.4	0.4	0.2
Common Equity Tier 1 (Fully Phased-In) under Basel III	(A)		146.4	148.9	153.0	152.3	154.0
Total risk-weighted assets (RWAs) anticipated under Basel III (4)(5)	(B)	$	1,248.4	1,250.2	1,276.3	1,278.1	1,285.6
Common Equity Tier 1 to total RWAs anticipated under Basel III (Fully Phased-In) (5)	(A)/(B)		11.7 %	11.9	12.0	11.9	12.0

(1) Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. The rules are being phased in through the end of 2021. Fully phased-in capital amounts, ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. Beginning January 1, 2018, the requirements for calculating CET1 and tier 1 capital, along with RWAs, became fully phased-in.

(2) Represents goodwill and other intangibles on nonmarketable equity securities, which are included in other assets.

(3) Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(4) The final Basel III capital rules provide for two capital frameworks: the Standardized Approach, which replaced Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we are subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of December 31, 2018, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for September 30, June 30 and March 31, 2018, and December 31, 2017, was calculated under the Basel III Standardized Approach RWAs.

(5) The Company's December 31, 2018, RWAs and capital ratio are preliminary estimates.

Wells Fargo 4Q18 Supplement 34

Return on average tangible common equity (ROTCE) Wells Fargo & Company and Subsidiaries TANGIBLE COMMON EQUITY (1) Quarter ended (in millions, except ratios) Dec 31, 2018 Return on average tangible common equity (1): Net income applicable to common stock (A) $ 5,711 Average total equity 198,442 Adjustments: Preferred stock (23,463) Additional paid-in capital on ESOP preferred stock (105) Unearned ESOP shares 1,761 Noncontrolling interests (910) Average common stockholders’ equity (B) 175,725 Adjustments: Goodwill (26,423) Certain identifiable intangible assets (other than MSRs) (693) Other assets (2) (2,204) Applicable deferred taxes (3) 800 Average tangible common equity (C) $ 147,205 Return on average common stockholders' equity (ROE) (annualized) (A)/(B) 12.89 % Return on average tangible common equity (ROTCE) (annualized) (A)/(C) 15.39 (1) Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. (2) Represents goodwill and other intangibles on nonmarketable equity securities, which are included in other assets. (3) Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end. Wells Fargo 4Q18 Supplement 35

Forward-looking statements and additional information Forward-looking statements: This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward- looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital or liquidity levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets, return on equity, and return on tangible common equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Investors are urged to not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For more information about factors that could cause actual results to differ materially from expectations, refer to the “Forward-Looking Statements” discussion in Wells Fargo’s press release announcing our fourth quarter 2018 results and in our most recent Quarterly Report on Form 10-Q, as well as to Wells Fargo’s other reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017. Purchased credit-impaired loan portfolios: Loans acquired that were considered credit impaired at acquisition were written down at that date in purchase accounting to an amount estimated to be collectible and the related allowance for loan losses was not carried over to Wells Fargo’s allowance. In addition, such purchased credit-impaired loans are not classified as nonaccrual or nonperforming, and are not included in loans that were contractually 90+ days past due and still accruing. Any losses on such loans are charged against the nonaccretable difference established in purchase accounting and are not reported as charge-offs (until such difference is fully utilized). As a result of accounting for purchased loans with evidence of credit deterioration, certain ratios of Wells Fargo are not comparable to a portfolio that does not include purchased credit- impaired loans. In certain cases, the purchased credit-impaired loans may affect portfolio credit ratios and trends. Management believes that the presentation of information adjusted to exclude the purchased credit-impaired loans provides useful disclosure regarding the credit quality of the non-impaired loan portfolio. Accordingly, certain of the loan balances and credit ratios in this document have been adjusted to exclude the purchased credit-impaired loans. References in this document to impaired loans mean the purchased credit-impaired loans. Please see page 33 of the press release announcing our 4Q18 results for additional information regarding the purchased credit-impaired loans. Wells Fargo 4Q18 Supplement 36